Exhibit 10.2

PURCHASE AGREEMENT

dated as of

February 25, 2015

by and between

MERGE HEALTHCARE INCORPORATED

and

the INVESTORS Party Hereto

i

4.5	Regulatory Filings	14
4.6	Certain Expenses	14
4.7	Stockholder Vote	14

ARTICLE V MISCELLANEOUS AND GENERAL		15
5.1	Survival	15
5.2	Successors and Assigns	15
5.3	Counterparts; Electronic Delivery	15
5.4	Headings; Interpretation	15
5.5	Notices	16
5.6	Expenses; Transfer Taxes	17
5.7	Amendments and Waivers	17
5.8	Equitable Relief	17
5.9	Severability	17
5.10	Entire Agreement	17
5.11	Third Party Beneficiaries	18
5.12	Governing Law; CONSENT TO JURISDICTION	18
5.13	WAIVER OF JURY TRIAL	18

Schedules

Schedule 1: List of Investors

Exhibits

Exhibit A:	Definitions
Exhibit B:	DR Systems Agreement
Exhibit C:	Series A Certificate of Designation
Exhibit D:	Investor Rights Agreement
Exhibit E:	Director Indemnification Agreement
Exhibit F:	Stockholder Proposals

ii

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made as of February 25, 2015 by and between Merge Healthcare Incorporated, a Delaware corporation (the “Company”), and the parties listed on Schedule 1 hereto (each an “Investor” and collectively, the “Investors”).  Each of the Investors and the Company are from time to time referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in Exhibit A.

RECITALS

WHEREAS, the Company proposes to issue and sell to Investors the aggregate number of shares specified herein of the Company’s preferred stock designated as Series A Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”), having the rights, preferences, privileges and designations set forth in the Series A Preferred Stock Certificate of Designation, in the form set forth on Exhibit C hereto (the “Series A Certificate of Designation”), pursuant to, on the terms of and subject to the satisfaction of the conditions set forth in this Agreement (collectively, the “Issuance”);

WHEREAS, upon the consummation of the transaction contemplated by that certain Securities Purchase Agreement (the “DR Systems Agreement”), the form of which is attached hereto as Exhibit B, to be dated as of the date hereof, by and among the Company and the selling stockholders party there to, the Company will purchase at least 90% of the outstanding equity securities of DR Systems, Inc. (“DR Systems”) utilizing the proceeds received by the Company from the Issuance (the “DR Systems Transaction”); and

WHEREAS, the Issuance is being made in a private placement, without registration under the Securities Act or any other applicable securities Laws, in reliance on one or more exemptions from registration and other requirements thereunder.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein, the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE SERIES A PREFERRED STOCK

1.1           Purchase and Sale of the Series A Preferred Stock.  Subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties and other agreements hereinafter set forth, at the Closing, the Company hereby agrees to sell, issue and convey to Investors, and Investors hereby agree to purchase from the Company, severally and not jointly, 50,000 shares of Series A Preferred Stock, free and clear of all Liens (except for restrictions on transfer imposed by the Series A Certificate of Designation and applicable securities Laws), in exchange for the Purchase Price, as set forth on Schedule I hereto. The shares of Series A Preferred Stock to be issued and sold by the Company to Investors pursuant to this Agreement are collectively referred to as the “Series A Shares”.

1.2           The Closing. The closing of the purchase and sale of the Series A Shares contemplated by Section 1.1 (the “Closing”) shall occur on the date of this Agreement subject to the waiver of all of the Parties, or at such other time or date as may be mutually agreed to in writing by the Parties.  The day on which the Closing occurs is referred to herein as (the “Closing Date”).

1.3           Deliveries at the Closing.

(a)           Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to Investors the following items:

(i)        stock certificates (such certificate(s) to be in the name of and in the denomination specified by Investors) representing the Series A Shares in a form reasonably acceptable to Investors;

(ii)       a counterpart to the Investor Rights Agreement, dated as of the Closing Date and otherwise in the form set forth in Exhibit D hereto, executed on behalf of the Company by a duly authorized executive officer of the Company;

(iii)      a form of the Director Indemnification Agreement to be entered into between the Company and the Investor Director (as defined in the Investor Rights Agreement), in the form set forth in Exhibit E hereto;

(iv)     a good standing certificate of the Company from the Secretary of State of the State of Delaware dated not more than ten (10) prior to the Closing Date;

(v)      evidence of the due filing and acceptance of the Series A Certificate of Designation with the Secretary of State of the State of Delaware;

(vi)     evidence that notice of the issuance of the Series A Shares has been delivered to NASDAQ;

(vii)    a legal opinion of Jenner & Block LLP, the Company’s counsel, dated as of the Closing Date in form and substance reasonably acceptable to the Investors;

(viii)   the Investor Expenses, by wire transfer of immediately available funds to one or more accounts designated by the Investors, such designation to be no later than one (1) Business Day prior to the Closing Date;

(ix)      a certified copy of the resolutions of the Board, which are in full force and effect, approving this Agreement, the designation of the Series A Preferred Stock, the Investor Rights Agreement, the Director Indemnification Agreement, the DR Systems Agreement and the consummation of the transactions contemplated hereby and thereby; and

(x)       a certificate, dated as of the Closing Date, signed by an authorized officer of the Company, confirming that the representations and warranties of the Company in this Agreement are true and correct.

(b)           Deliveries by Investors.  At the Closing, Investors shall deliver or cause to be delivered to the Company the following items:

(i)        the Purchase Price, by wire transfer of immediately available funds to one or more accounts designated by the Company, such designation to be no later than two (2) Business Days prior to the Closing Date; and

(ii)       a counterpart to the Investor Rights Agreement, dated as of the Closing Date and otherwise in the form set forth in Exhibit D hereto (the “Investor Rights Agreement”), executed on behalf of Investors by a duly authorized signatory thereof.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (i) expressly set forth in the disclosure schedules attached hereto and delivered to Investors by the Company on the date hereof (as may be updated and amended as provided in Section 4.10 collectively, the “Disclosure Schedules”), and (ii) otherwise disclosed or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 or its other reports and forms filed with or furnished to the SEC after December 31, 2013 and before the date of this Agreement, including the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission on March 17, 2014 (other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking, nonspecific and predictive statements) (all such reports covered by this clause (ii) collectively, the “Company Filings”), the Company hereby represents and warrants to Investors as of the date hereof as follows:

2.1           Organization, Good Standing and Qualification.  Each of the Company and its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as applicable, and has all requisite power and authority to carry on its business to own and use its properties. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective certificate or certificate of incorporation, bylaws, limited partnership agreement, or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification necessary, except to the extent any failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect.

2.2           Authorization.  The Company has all requisite corporate power, and has taken all necessary corporate action, required for the due authorization, execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, and no action on the part of the shareholders of the Company prior to Closing is required for the consummation of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company, and the Transaction Documents and instruments referred to herein to which the Company is a party will be duly executed and delivered by the Company as of the Closing. This Agreement constitutes, and the Transaction Documents will constitute at the Closing, a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or equity).

2.3           No Conflict, Breach, Violation or Default.

(a)           The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Series A Shares contemplated hereby and thereby will not: (i) conflict with or result in a violation of the Certificate of Incorporation or Bylaws, both as in effect on the Closing (true and complete copies of which have been made available to Investors), (ii) result in any violation of any Law to which the Company, any of its Subsidiaries or any of their respective assets is subject, (iii) (A) conflict with or result in a breach, violation of, or constitute a default under (whether with or without the passage of time, the giving of notice or both), (B) give any third party the right to modify, terminate or accelerate, or cause any modification, termination or acceleration of, any obligation under, or (C) require any authorization, consent or approval under, any material Contract to which the Company or any of its Subsidiaries is a party, or (iv) result in the creation of any Lien upon any of the Company’s or any Subsidiary’s assets or capital stock, except in the case of any of clauses (ii) through (iv) above, as would not reasonably be expected to have a Material Adverse Effect.

(b)           Neither the execution, delivery or performance of any Transaction Document by the Company, nor the consummation by it of the obligations and transactions contemplated hereby and thereby (including the issuance, the reservation for issuance and the delivery, as applicable, of the Series A Shares) requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Authority or any other Person, other than (i) the filing of the Series A Certificate of Designation with the Secretary of State of the State of Delaware, (ii) the filings required to comply with the Company’s registration and listing obligations under Investor Rights Agreement, (iii) filings required under applicable U.S. federal and state securities Laws and (iv) the notification of the issuance and sale of the Series A Shares to NASDAQ.

2.4           Capitalization.

(a)           Schedule 2.4(a) sets forth as of the date hereof: (i) the authorized capital stock of the Company, (ii) the number and class of shares of capital stock of the Company outstanding, and (iii) the number of shares of capital stock issuable and reserved for issuance pursuant to any equity incentive plan.

(b)           Except as set forth on Schedule 2.4(b), (i) neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership, interest, joint venture interest or other equity ownership interest in any Person and (ii) the Company owns, directly or indirectly, all of the capital stock or other equity interests of each of its Subsidiaries, free and clear of any Lien.

(c)           All of the issued and outstanding equity securities of each of the Company and its Subsidiaries have been duly authorized and validly issued and are fully paid, nonassessable and were issued in compliance with applicable federal and state securities Laws. Except as set forth in Schedule 2.4(c), no Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to any securities of the Company or any of its Subsidiaries, including with respect to the issuance of Series A Preferred Stock contemplated hereby. Except as set forth in Schedule 2.4(c), there are no outstanding warrants, options, convertible securities, stock appreciation rights, phantom stock or other rights, agreements or arrangements under which the Company or any of its Subsidiaries is or may be obligated to issue any securities of any kind.  Except as set forth in Schedule 2.4(c) and except for the Series A Certificate of Designation and the Investor Rights Agreement, there are no voting agreements, registration rights agreements or other agreements of any kind among the Company and any other Person relating to the securities of the Company.

2.5           Valid Issuance. The Series A Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all Liens, except for restrictions on transfer imposed by the Certificate of Designation and applicable securities Laws. The Company has reserved for issuance from its duly authorized capital stock the number of shares of Common Stock issuable upon the conversion of the Series A Shares outstanding as of immediately after the Closing, free and clear of all Liens, except for restrictions on transfer imposed by by the Certificate of Designation and applicable securities Laws.

2.6           Company Filings; Financial Statements; Liabilities.

(a)           Company Filings. Since January 1, 2013, the Company has filed all reports, schedules, forms, statements and other documents with the SEC required to be filed by the Company pursuant to the Securities Act and the Exchange Act, including all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). As of their respective effective dates (in the case of Company Filings that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective dates of filing (in the case of all other Company Filings), the Company Filings complied in all material respects with the requirements of the Securities Act, the Exchange Act and/or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder applicable thereto, and none of the Company Filings contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except as supplemented or revised by the Company through the date hereof.  None of the Company’s Subsidiaries is subject to the periodic reporting requirements of the Exchange Act.  As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company Filings.  To the Company’s Knowledge, as of the date hereof, none of the Company Filings is the subject of ongoing SEC review or outstanding investigation.

(b)           Financial Statements. Each of the audited consolidated financial statements and each of the unaudited quarterly financial statements (including, in each case, the notes thereto) of the Company included in the Company Filings when filed (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) have been prepared in conformity with GAAP consistently applied throughout the periods covered thereby (except as may be disclosed therein or in the notes thereto, and, in the case of unaudited quarterly statements, to the extent permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) (subject, in the case of unaudited quarterly statements, to normal year end adjustments and the absence of footnotes) and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Neither the Company nor any of its Subsidiaries has or is subject to any “Off-Balance Sheet Arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act).

(c)           Indebtedness. As of the date hereof, except as set forth on Schedule 2.6(c), neither the Company nor any of its Subsidiaries have any outstanding Indebtedness. After giving effect to the transactions contemplated by this Agreement on a pro forma basis (including the issuance of Series A Preferred Stock and the acquisition of DR Systems), the Total Leverage Ratio (as defined in the Credit Agreement) of the Company and its Subsidiaries does not exceed 5.40:1.00.

(d)           Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of the type required to be accrued on or reserved against in a consolidated balance sheet prepared in accordance with GAAP consistently applied, other than liabilities or obligations: (i) reflected in the financial statements included or otherwise disclosed in the Company Filings, (ii) incurred in the Ordinary Course of Business consistent with past practice (other than any such liabilities related to any breach of Contract, violation of Law or tort), (iii) created under, or incurred in connection with, the Transaction Documents, or (iv) which would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

2.7           Internal Controls.

(a)           The Company has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal controls provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements (including its consolidated Subsidiaries) for external purposes in conformity with GAAP. Since December 31, 2013, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Board (i) all known significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respects the Company’s ability to record, process, summarize and report financial information and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company has made available to Investors all such disclosures made by management to the Company’s auditors and audit committee from December 31, 2013 to the date of this Agreement.

(b)           The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to the Company required to be included in reports filed under the Exchange Act, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer, and such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.

2.8           Private Placement. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act) in connection with the offer or sale of any of the Series A Shares.  Assuming the accuracy of Investors’ representations and warranties set forth in Article III, no registration under the Securities Act is required for the offer and sale of the Series A Shares to Investors as contemplated hereby.

2.9          Absence of Changes. Since December 31, 2013, (x) the Company and its Subsidiaries each has conducted its business operations in the Ordinary Course of Business and (y) there has not occurred any event, change, development, circumstance or condition that, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect.

2.10         Compliance with Laws.

(a)            Except as set forth on Schedule 2.10(a), (i) each of the Company and its Subsidiaries is, and since January 1, 2013, has been, in compliance in all material respects with all Laws applicable to it and its business or operations (including the applicable provisions of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the applicable listing and corporate governance rules and regulations of NASDAQ); (ii) each of the Company and its Subsidiaries has in effect all material approvals, authorizations, registrations, licenses, exemptions, permits and consents of Governmental Authorities (each a “Material License”) necessary for it to conduct its business; and (iii) the Company and its Subsidiaries are in material compliance with the terms and conditions of such Material Licenses.

(b)           Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and each of its Subsidiaries is, and for the past two (2) years has been, in compliance in all respects with all applicable Health Care Laws; (ii)  since January, 1, 2013, neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of the directors, officers, or employees of the Company or any of its Subsidiaries has been charged with, nor received any written notice or other communication from any Governmental Authority alleging, any material violation of any Health Care Laws by the Company or any of its Subsidiaries relating to its business or has been or is subject to any enforcement proceedings by any Governmental Body regarding any Health Care Laws; and (iii) neither the Company, its Subsidiaries, nor, to the Company’s Knowledge, any of its officers, employees, contractors or agents has been convicted of any crime or engaged in any conduct that has resulted, or would reasonably be expected to result, in debarment under 21 U.S.C. Section §335a or exclusion from participation in Medicare, Medicaid or any other Federal health care program.

2.11         Litigation. Except as set forth on Schedule 2.11, there is no, and since January 1, 2013, has not been any, Action brought, conducted or heard by or before any court or other Governmental Authority, pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole. There is no, and for the past two (2) years there has not been any, Order in effect against the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole.

2.12         Tax Matters. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(a)            Except as set forth on Schedule 2.12(a), (i) the Company and each of its Subsidiaries has timely prepared and filed all federal and all other material Tax Returns required to have been filed by each of them with all appropriate Governmental Authorities and timely paid all Taxes shown thereon, (ii) all such Tax Returns are true, correct and complete in all respects, (iii) all Taxes that the Company or any of its Subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due, and (iv) to the Company’s Knowledge, no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction;

(b)           Except as set forth on Schedule 2.12(b), (i) no federal, state, local, or non-U.S. Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or any of its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries has received from any federal, state, local, or non-U.S. taxing authority any (A) written notice indicating an intent to open an audit or other review related to any material Tax, or (B) written notice of deficiency or proposed adjustment for any material amount of Tax proposed, asserted, or assessed by any taxing authority against the Company or any of its Subsidiaries;

(c)           Except as set forth on Schedule 2.12(c), (i) neither the Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under U.S. Treas. Reg. § 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, by Contract, or otherwise;

(d)           Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code;

(e)           Neither the Company nor any of its Subsidiaries is or has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and U.S. Treas. Reg. § 1.6011-4(b)(2); and

(f)            Neither the Company nor any Subsidiary has ever been, nor will they be at the Closing, a United States Real Property Holding Corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii).

2.13         Property.  The Company does not own any real property.  Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (i) Company and each of its Subsidiaries has the right to use or occupy the Leased Real Property under valid and binding leases and (ii) the Company and its Subsidiaries have good and valid title to, or a valid license to use or leasehold interest in, all of their respective material tangible assets, free and clear of all Liens (other than Permitted Liens).

2.14         Employee Benefits Matters. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(a)           each Employee Benefit Plan (and each related trust, insurance Contract, or fund) has been maintained, funded and administered in compliance with its terms and with the applicable requirements of ERISA, the Code and other applicable Laws; and each Employee Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a favorable determination letter (or may rely on a favorable opinion letter) from the United States Internal Revenue Service, and, to the Company’s Knowledge, nothing has occurred that could reasonably be expected to adversely affect the qualification of such Employee Benefit Plan;

(b)           neither the Company nor any of its Subsidiaries maintains, sponsors, contributes to, has any obligation to contribute to, or has any current or potential liability or obligation under or with respect to (i) a “defined benefit plan” (as such term is defined in Section 3(35) of ERISA), (ii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (iii) a “multiemployer plan” as defined in Section 3(37) of ERISA, or (iv) a “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA); and the Company and its Subsidiaries have no current or potential liability or obligation by reason of at any time being treated as a single employer under Section 414 of the Code with any other Person;

(c)           to the Company’s Knowledge, (i) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) and no breach of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan, (ii) the Company and its Subsidiaries have, for purposes of each Employee Benefit Plan, correctly classified those individuals performing services for the Company or any of its Subsidiaries as employees or non-employees, (iii) neither the Company nor any of its Subsidiaries has any current or potential obligation to provide post-employment health, life or other welfare benefits other than as required under Section 4980B of the Code or any similar applicable law and (iv) there do not exist any pending or threatened claims (other than routine undisputed claims for benefits) or Actions with respect to any Employee Benefit Plan; and

(d)           the transactions contemplated by the Transaction Documents will not cause the acceleration of vesting in, or payment of, any benefits or compensation under any Employee Benefit Plan and will not otherwise accelerate or increase any liability or obligation under any Employee Benefit Plan.

2.15         Labor Matters.

(a)           Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other Contract or relationship with any union, labor organization, or other collective bargaining representative. There are no strikes, work stoppages or any other material labor disputes against or affecting the Company or any of its Subsidiaries pending or, to the Company’s Knowledge, threatened, and no such disputes have occurred within the past two (2) years. To the Company’s Knowledge, no union organization or decertification activities are underway or threatened with respect to employees of the Company or any of its Subsidiaries and no such activities have occurred since January 1, 2013.

(b)           Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, each of the Company and its Subsidiaries is, and at all times since January 1, 2013, in compliance in all material respects with all applicable Laws respecting employment and employment practices, including provisions thereof relating to terms and conditions of employment, wages and hours, overtime, classification of employees and independent contractors, immigration, and the withholding and payment of social security and other employment Taxes.

(c)           Since January 1, 2013, neither the Company nor any of its Subsidiaries has implemented any plant closing or layoff of employees that could implicate the WARN Act.

2.16         Intellectual Property.  Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(a)           The Company or  its Subsidiaries own all right, title and interest in and to, or have the valid and enforceable right to use, all Intellectual Property used in and necessary for the conduct of the business of the Company or any of its Subsidiaries (collectively, the “Company Intellectual Property”) and free and clear of any Liens, except Permitted Liens;

(b)           (i) to the Company’s Knowledge, neither the Company nor any of its Subsidiaries has infringed, misappropriated, or otherwise violated, or is currently infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person, (ii) no Actions are pending or, to the Company’s Knowledge, threatened alleging any of the foregoing, including any unsolicited offers for the Company or any of its Subsidiaries to obtain a license to any Intellectual Property of another Person, and (iii) to the Company’s Knowledge, no Person is infringing, misappropriating or violating the rights of the Company or any of its Subsidiaries with respect to any Company Intellectual Property; and

(c)            the Company and its Subsidiaries have taken commercially reasonable steps to maintain and protect the secrecy and confidentiality of its material Confidential Information of the Company or its Subsidiaries.

2.17         Environmental Matters. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect: (i) no notice, notification, demand, request for information, citation, summons, complaint or Order has been received within the past three years by, and no Action is pending or, to the Company’s Knowledge, threatened by any Person against, the Company or any of its Subsidiaries, and no penalty has been assessed against the Company or any of its Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law and (ii) the Company and its Subsidiaries are, and since January 1, 2013 have been, in compliance with all applicable Environmental Laws, including any permits or consents required by Environmental Laws.

2.18         Transactions with Affiliates. Except set forth on Schedule 2.18 or as otherwise disclosed on any reports and forms filed with or furnished to the SEC under Sections 12, 13, 14 or 15(d) of the Exchange Act, none of the officers or directors or other Affiliates of the Company is presently a party to any material transaction or contract with the Company or any of its Subsidiaries (other than as holders of stock options, warrants and/or other grants or awards under the Company’s equity incentive plans, and for services as employees, officers and directors).

2.19        Brokers and Finders. Except as set forth on Schedule 2.19, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any right, interest or claim against or upon the Company or any of its Subsidiaries for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

2.20         DR Systems Agreement. Attached hereto as Exhibit B is a true, accurate and complete form of the DR Systems Agreement, as agreed by the parties thereto as of the execution and delivery of this Agreement.

2.21         Regulatory Filings. Company shall not need to make or cause Investors to make any filings, notices or submissions necessary under any Laws (including any notifications or filings required under the under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, or other antitrust or competition laws of any applicable jurisdiction) for the consummation of the transactions contemplated by this Agreement (including the acquisition of 100% of DR Systems by the Company).

2.22         No Additional Representations. Except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this Article II, neither the Company nor any other Person makes or has made any representation or warranty to the Investors, or any of their respective Affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses, or (ii) any oral or written information presented to the Investors or any of their Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTORS

Investors hereby represent and warrant to the Company as of the date hereof and as of the Closing as follows:

3.1           Authorization. The execution, delivery and performance by Investors of the Transaction Documents to which Investors are a party have been duly authorized by each Investor and will each constitute the valid and legally binding obligation of each Investor, enforceable against Investors in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or equity).

3.2          Private Placement. The Series A Shares to be acquired by each Investor hereunder will be acquired for such Investor’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act or any applicable state securities Laws, and each Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act or any applicable state securities Laws, without prejudice, however, to each Investor’s right at all times to sell or otherwise dispose of all or any part of such Series A Shares in compliance with applicable securities Laws. Nothing contained herein shall be deemed a representation or warranty by Investors to hold the Series A Shares for any period of time. Each Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.

3.3           No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by Investors and the purchase of the Series A Shares contemplated hereby will not: (i) conflict with or result in a violation of the certificate of formation (or other governing documents) of Investors, (ii) result in any material violation of any Law to which Investors, its Affiliates or any of their assets are subject, or (iii) result in a material breach or a material violation of any of the terms and provisions of, or constitute a default under, any material Contract to which Investor or its Affiliates are a party, in each case except as would not reasonably be expected to effect the ability of the Investors to consummate the transactions contemplated by this Agreement.  Neither the execution, delivery or performance of any Transaction Document by Investor, nor the consummation by Investor of the obligations and transactions contemplated thereby, in each case at the Closing, requires any consent of, authorization by, exemption from, filing with or notice to any Governmental Authority or any other Person, other than filings required under applicable U.S. federal and state securities Laws.

3.4           Financial Capability. At the Closing, Investors will have sufficient funds to consummate the transactions required to be consummated by it hereunder at the Closing.

3.5           No Legal, Tax or Investment Advice. Each Investor understands that nothing in (i) the Transaction Documents, (ii) the Company Filings or (iii) any other materials presented to Investor in connection with the purchase and sale of the Series A Shares constitutes legal, tax or investment advice. Investors have consulted such legal, tax and investment advisors as they, in their sole discretion, have deemed necessary or appropriate in connection with their purchase of Series A Shares. Investors acknowledge that they have not relied on any representation or warranty from the Company or any other Person in making their investment or decision to invest in the Company, except as expressly set forth in this Agreement.

3.6           Restrictive Legend. Each Investor understands that, until such time as a registration statement covering the Series A Shares and the shares of Common Stock issuable upon the conversion thereof has been declared effective or the Series A Shares and the shares of Common Stock issuable upon the conversion thereof have been sold pursuant to Rule 144 under the Securities Act, the Series A Shares and the shares of Common Stock issuable upon the conversion thereof shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Series A Shares and the shares of Common Stock issuable upon the conversion thereof):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

3.7           No Additional Representations. Except for the representations and warranties made by the Investors in this Article III, neither the Investors nor any other Person makes any express or implied representation or warranty with respect to the Investors or any of their Affiliates or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Investors hereby disclaim any such other representations or warranties.

ARTICLE IV
COVENANTS AND AGREEMENTS

4.1           Further Assurances. Each Party agrees to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable to obtain satisfaction of the conditions precedent to the other Party to the consummation of the transactions contemplated hereby.

4.2           No Restrictions on Transfer. Subject to restrictions on transfer imposed by the Series A Certificate of Designation and applicable securities Laws, any Series A Preferred Stock or Common Stock issued or issuable upon conversion of the Series A Preferred Stock shall be freely transferrable.

4.3           Securities Law Disclosure; Publicity. No public release or announcement concerning the transactions contemplated hereby or by any other Transaction Document shall be issued by the Company or Investors without the prior consent of the Company (in the case of a release or announcement by Investors) or Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld, conditioned or delayed), except for any such release or announcement as may be required by Law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or Investors, as the case may be, shall allow Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section 4.6 shall not restrict the ability of the Company to summarize or describe the transactions contemplated by this Agreement in any prospectus or similar offering document so long as Investors are provided a reasonable opportunity to review and comment on such disclosure in advance of the filing or other public dissemination of any such document.

4.4           NASDAQ Matters. Prior to the Closing, the Company shall (i) take all actions which are necessary, including providing appropriate notice to NASDAQ of the transactions contemplated by this Agreement, for the Common Stock to remain listed on the NASDAQ Global Select market and (ii) comply with all listing, reporting, filing, and other obligations under the rules of NASDAQ.

4.5          Regulatory Filings. The Parties shall make or cause to be made all filings, notices and submissions necessary under any Laws for the consummation of the transactions contemplated by this Agreement (including the acquisition of 100% of DR Systems by the Company and/or any transactions or other events or circumstances that may occur after the Closing in connection with the terms and provisions of the shares of the Series A Preferred Stock (including in connection with any conversion of shares of Series A Preferred Stock, any dilution adjustments or any accruals of dividends)). Each Party shall furnish to the other Party such reasonably necessary information and such reasonable assistance and cooperation as the other Party may reasonably request in connection with the foregoing.

4.6          Certain Expenses. Through August 25, 2015, the Company shall reimburse the Investors for all bona fide costs and expenses (including third party expenses) incurred by the Investors in connection with the Investors’ due diligence and inspection rights contained in the Investor Rights Agreement; provided, that the maximum amount of fees and expenses that are reimbursable pursuant to this Agreement, the Investor Rights Agreement and the Credit Agreement shall be capped at $150,000 in the aggregate.

4.7          Stockholder Vote. The Company will use its commercially reasonable efforts to obtain the requisite approval from the Company’s stockholders (i) in accordance with NASDAQ Stock Market Rule 5635, to issue 20% or more of the Common Stock upon conversion of the Preferred Stock and (ii) to amend the Certificate of Incorporation to permit the Investor Parties to elect one member of the Board directly, each in form and substance attached as Exhibit F hereto.

ARTICLE V
MISCELLANEOUS AND GENERAL

5.1           Survival. The representations, warranties, covenants and agreements contained in this Agreement shall not survive the Closing; provided, that the covenants and agreements set forth in Articles IV and V shall survive in accordance with their terms.

5.2           Successors and Assigns. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Party, except that Investors may assign their rights and delegate their duties hereunder in whole or in part (i) to an Affiliate, in which case no such assignment shall relieve Investors of their obligations hereunder, or (ii) after the Closing to any third party to whom Investors transfer their Series A Shares to in accordance with the terms of the Transaction Documents. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

5.3           Counterparts; Electronic Delivery. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent delivered by means of a telecopy machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise (a) the use of Electronic Delivery to deliver a signature or (b) the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

5.4           Headings; Interpretation.  All headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. All references to “dollars” or “$” will be deemed references to the lawful money of the United States of America. Further, the Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement. All Schedules and Exhibits attached hereto and all other attachments hereto are hereby incorporated herein by reference and made a part hereof.

5.5           Notices. Any notice or request required or permitted to be delivered under this Agreement shall be given in writing and shall be deemed effectively given (a) if given by personal delivery, upon actual delivery, (b) if given by facsimile or e-mail, upon receipt of confirmation of a completed transmittal or other confirmation or recognition of receipt, (c) if given by mail, upon the earlier of (i) actual receipt of such notice by the intended recipient or (ii) three (3) Business Days after such notice is deposited in first class mail, postage prepaid, and (d) if by an internationally recognized overnight courier, one (1) Business Day after delivery to such courier for overnight delivery. All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Party:

If to the Company:

Merge Healthcare Incorporated
350 North Orleans Street
Chicago, IL 60654
Attention:              Board of Directors
Facsimile:               (312) 565-6870
E-Mail:                   Jared.Green@merge.com

With a copy to (which shall not constitute notice to the Company):

Jenner & Block LLP
353 North Clark Street
Chicago, IL 60654
Attention:              Mark A. Harris and Jeffrey R. Shuman
Facsimile:               (312) 923-8584
E-Mail:                   mharris@jenner.com and jshuman@jenner.com

If to Investors:

c/o Guggenheim Partners Investment Management, LLC
330 Madison Avenue, 10th Floor
New York, NY 10017
Attention: GI Legal
Fax:                         (212) 644-8107
Email:                      GILegalTransactionsGroup@guggenheimpartners.com

With a copy to (which shall not constitute notice to Investors):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:              Douglas Ryder and Richard Aftanas
Facsimile:               (212) 446-6460
E-Mail:                   douglas.ryder@kirkland.com and raftanas@kirkland.com

5.6           Expenses; Transfer Taxes. Whether or not the Closing shall occur, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees, shall be paid by the party incurring such expenses, except that, if the Closing occurs, on the Closing Date, the Company shall pay all of the reasonable and documented third party fees and expenses incurred by the Investors in connection with the transactions contemplated by this Agreement and the Transaction Documents, including the fees and expenses of counsel for Investors (collectively, “Investor Expenses”). In addition, the Company shall pay (i) any and all documentary, sales, use, registration, stamp or similar issue or transfer Taxes due on or in respect of the issuance of (x) the Series A Shares contemplated hereby and (y) shares of Common Stock upon conversion of any such Series A Share, as applicable and (ii) any fees (including filing fees) and expenses incurred by Investors, whether in respect of the Issuance, the issuance of Common Stock upon conversion of the Series A Shares or otherwise, in connection with seeking any approval or notification of any Governmental Authority required in connection with the transactions contemplated hereby and the Transaction Documents.

5.7           Amendments and Waivers. No term of this Agreement may be amended or modified without the prior written consent of each Party. No provision of this Agreement may be waived except in a writing executed and delivered by the Party against whom such waiver is sought to be enforced. Any amendment or waiver effected in accordance with this Section 5.7 shall be binding upon each holder of any Series A Shares purchased under this Agreement at the time outstanding, each future holder of all such Series A Shares, and the Company.

5.8           Equitable Relief. Each Party hereby acknowledges and agrees that the failure of the other Party to perform its respective agreements and covenants hereunder, including any failure to take all actions as are necessary by such Party to consummate the transactions contemplated by the Transaction Documents (to the extent required to be taken by such Party under this Agreement or the Transaction Documents), will cause irreparable injury to the other Party, for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby agrees that any other Party shall be entitled to the issuance of equitable relief by any court of competent jurisdiction to compel performance of such Party’s obligations.

5.9           Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Law in an acceptable manner to the end that the transactions contemplated hereby and the other Transaction Documents are fulfilled to the greatest extent possible.

5.10         Entire Agreement. This Agreement, including the Disclosure Schedules, Exhibits, other attachments hereto and the other Transaction Documents (as and when executed and delivered) constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

5.11         Third Party Beneficiaries. Nothing in this Agreement (implied or otherwise) is intended to confer upon any Person other than (i) the Parties or their respective successors and permitted assigns and (ii) any investment manager acting on behalf of Investors in connection with this Agreement, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

5.12         Governing Law; CONSENT TO JURISDICTION. This Agreement and any Action or dispute arising under or related in any way to this Agreement, the relationship of the Parties, the transactions leading to this Agreement or contemplated hereby and/or the interpretation and enforcement of the rights and duties of the Parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive Laws of the State of New York applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of Laws thereof. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUIT, ACTION OR PROCEEDING SEEKING EQUITABLE RELIEF) SHALL PROPERLY AND EXCLUSIVELY LIE IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK (THE “CHOSEN COURTS”). EACH PARTY HERETO FURTHER AGREES NOT TO BRING ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY COURT OTHER THAN THE CHOSEN COURTS PURSUANT TO THE FOREGOING SENTENCE (OTHER THAN UPON APPEAL). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE CHOSEN COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HERETO IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN EACH OF THE CHOSEN COURTS, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH CHOSEN COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION OR PROCEEDING.

5.13         WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE) INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 6.13 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

MERGE HEALTHCARE INCORPORATED

By:	/s/ Justin C. Dearborn
Name: Justin C. Dearborn
Title: Chief Executive Officer

INVESTORS:

GUGGENHEIM PRIVATE DEBT FUND NOTE ISSUER, LLC

By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

NZC GUGGENHEIM FUND LLC
By: Guggenheim Partners Investment Management, LLC, as Manager

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

MAVERICK ENTERPRISES, INC.
By: Guggenheim Partners Investment Management, LLC, as Investment Manager

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

VERGER CAPITAL FUND LLC
By: Guggenheim Partners Investment Management, LLC, as Sub-Advisor

By:	/s/ William R. Hagner
Name: William R. Hagner
Title: Attorney-in-Fact

Signature Page to Purchase Agreement

Schedule 1

Investor	Purchase Price	Number of Shares of Series A Preferred Stock
Guggenheim Private Debt Fund Note Issuer, LLC	$40,340,000.00	40,340.00
NZC Guggenheim Fund LLC	$9,090,000.00	9,090.00
Maverick Enterprises, Inc.	$455,000.00	455.00
Verger Capital Fund LLC	$115,000.00	115.00
TOTAL:	$50,000,000.00	50,000.00

S-1

Exhibit A

Definitions

As used in and for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Action” means any action, cause or action, suit, prosecution, grievance, inquiry, investigation, litigation, arbitration, mediation, audit, charge, hearing, order, claim, complaint or other proceeding (whether civil, criminal, administrative, investigative or informal) by or before any Governmental Authority or arbitrator.

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person has the meaning specified in Rule 12b-2 under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Board” means the board of directors of the Company (or any successor governing body of the Company).

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York, New York generally are closed as a result of federal, state or local holiday.

“Bylaws” means the bylaws of the Company, as amended, modified or supplemented from time to time.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as amended, modified or supplemented from time to time.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Combination” means a transaction in which (A) a person or “group” (within the meaning of Section 13(d) under the Exchange Act) acquires, directly or indirectly, securities representing 50% or more of the voting power of the outstanding securities of the Company or properties or assets constituting 50% or more of the consolidated assets of the Company and its Subsidiaries, or (B) in any case not covered by (A), (X) the Company issues securities representing 50% or more of its total voting power, including, in the case of (A) and (B), by way of merger or other business combination with the Company or any of its subsidiaries, or (Y) the Company engages in a merger or other business combination such that the holders of voting securities of the Company immediately prior to the transaction do not own more than 50% of the voting power of securities of the resulting entity.

“Common Stock” means the shares of the Company’s common stock, par value $0.01 per share, having the rights and privileges set forth in the Certificate of Incorporation and the Bylaws.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Filings” has the meaning set forth in the introduction to Article II.

“Company Intellectual Property” has the meaning set forth in Section 2.16(a).

“Company’s Knowledge” and phrases of similar import mean the actual knowledge of the executive officers of the Company (as defined in Rule 405 under the Securities Act).

“Confidential Information” means trade secrets, confidential information and know-how (including ideas, formulae, compositions, methods, processes, procedures and techniques, research and development information, technical data, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, pricing and cost information, and customer and supplier lists and related information).

“Contract” shall mean, with respect to any Person, any written or oral agreement, contract, commitment, indenture, note, bond, loan, license, sublicense, lease, sublease, undertaking, statement of work or other arrangement to which such Person is a party or by which any of its properties or assets are subject.

“Credit Agreement” means that certain Credit Agreement, dated as of April 29, 2014, by and among the Company, the Company’s Subsidiaries party thereto, Guggenheim Corporate Funding, LLC and the Lenders party thereto, as amended on February 25, 2015.

“Disclosure Schedules” has the meaning set forth in the introduction to Article II.

“DR Systems Agreement” has the meaning set forth in the Recitals to this Agreement.

“Electronic Delivery” has the meaning set forth in Section 5.3.

“Employee Benefit Plan” means each material “employee benefit plan” as defined in Section 3(3) of ERISA, and each other material bonus, deferred compensation, profit sharing, retirement, welfare, retention, change in control, stock purchase, stock option, equity incentive, or severance plan, program, policy, agreement, or arrangement maintained, sponsored, contributed or required to be contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any current or potential liability or obligation.

“Environmental Law” mean all national, supra-national, federal, state, local and foreign Laws concerning public health and safety, worker health and safety, pollution or protection of the environment; including without limitation all those relating to the generation, handling, transportation, treatment, storage, disposal, release, exposure to or cleanup of hazardous materials, substances or wastes, including petroleum, asbestos, polychlorinated biphenyls, asbestos, noise or radiation.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rulings and regulations thereunder.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

 “GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Authority” means any domestic (federal, state, municipal or local) or foreign or multinational government or governmental, regulatory, political, judicial or quasi-judicial or administrative subdivision, department, authority, entity, agency, regulator, commission, board, bureau, court, or instrumentality.

“Health Care Laws” means all applicable laws, statutes, ordinances, rules, regulations, guidance and policies relating to pricing, marketing, promotion, sale, distribution, coverage, or reimbursement of a drug, biological or medical device, including Title XI, Title XVIII and Title XIX of the Social Security Act, including, but not limited to, Sections 1128, 1128A, 1128B, 1128C or 1877 of the Social Security Act (42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1320a-7c and 1395nn); the federal TRICARE statute (10 U.S.C. § 1071 et seq.); the False Claims Act (31 U.S.C. § 3729 et seq.), the False Statements Accountability Act (18 U.S.C. § 1001); the Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.); 18 U.S.C. § 287; and the anti-fraud and related provisions of the Health Insurance Portability and Accountability Act of 1996 (e.g., 18 U.S.C. §§ 1035 and 1347), together with any rules or regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person at any applicable time of determination, without duplication, (i) all liabilities and obligations for borrowed money, (ii) all liabilities and obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) all liabilities and obligations under or in respect of swaps, hedges or similar instruments; (iv) all liabilities and obligations in respect of letters of credit and similar instruments, (v) all liabilities and obligations (contingent or otherwise) arising from or in respect of (a) deferred compensation arrangements, (b) pension plans, or (c) amounts payable as a result of the consummation of the transactions contemplated hereby (regardless of whether any additional event, in addition to the consummation of the transactions contemplated hereby, is required to give rise to such liabilities and obligations), (vi) all guaranties in connection with any of the foregoing, and (vii) all accrued interest, prepayment premiums, fees, penalties, expenses or other amounts payable in respect of any of the foregoing.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction, including such rights in and to: (i) any patent (including all reissues, divisions, continuations, continuations-in-part and extensions thereof), patent application, patent disclosure or other patent right, (ii) any trademark, service mark, trade name, business name, brand name, slogan, logo, trade dress and all other indicia of origin together with all goodwill associated therewith, and all registrations, applications for registration, and renewals for any of the foregoing, and (iii) any copyright, work of authorship (whether or not copyrightable), design, design registration, database rights, and all registrations, applications for registration, and renewals for any of the foregoing (and including in all website content and software), (iv) any Internet domain names, and (v) any Confidential Information.

“Investors” has the meaning set forth in the introductory paragraph to this Agreement.

“Investor Expenses” has the meaning set forth in Section 5.6.

“Investor Rights Agreement” has the meaning set forth in Section 1.3(b)(ii).

“Issuance” has the meaning set forth in the Recitals to this Agreement.

“Law” means any federal, state, local, municipal, foreign, international, multinational, or other constitution, law (including common law), code, ordinance, rule, resolution, regulation, statute, Order or treaty.

“Leased Real Property” means all leasehold or subleasehold estates and all other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries pursuant to any Lease.

“Leases” means all leases, subleases, licenses, concessions and other Contracts pursuant to which the Company or any of its Subsidiaries holds any Leased Real Property as tenant, sublease, licensee or concessionaire (including the rights to all security deposits and other amounts and instruments deposited by or on behalf of the Company and/or and of its Subsidiaries thereunder) and all material amendments, extensions, renewals, guaranties and other agreements with respect thereto.

“Lien” means any mortgage, pledge, security interest, hypothecation, restriction, encumbrance, lien or charge of any kind.

“Material Adverse Effect” means a material and adverse effect (a) on the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) on the ability of the Company or any of its Subsidiaries to perform its obligations under, or to consummate the transactions contemplated by, the Transaction Documents; provided, however, that none of the following shall be taken into account in determining whether there has been a Material Adverse Effect: any state of facts, event, change, condition, development, circumstance, effect, factor or occurrence (i) arising out of or resulting from any adverse change in the financial, banking or securities markets or the economy in general (or any disruption of any of the foregoing), (ii) arising out of or resulting from the announcement, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, (iii) arising out of or resulting from changes in applicable Laws or changes in GAAP, (iv) arising out of or resulting from changes in the market price or trading volume of the Common Stock, (v) arising out of or resulting from the failure by the Company or any of its Subsidiaries to meet internal or public projections, forecasts or estimates of revenue or earnings, (vi) arising out of or resulting from any natural disaster or any acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening thereof, or (vii) compliance with the specific provisions of, or the taking of any action specifically required by, this Agreement or the DR Systems Agreement.

“Material License” has the meaning set forth in Section 2.10(a).

“NASDAQ” means The NASDAQ Stock Market LLC.

“Order” means any assessment, award, decision, injunction, judgment, order, ruling, verdict or writ entered, issued, made, or rendered by any court, administrative agency, or other Governmental Authority or by any arbitrator.

“Ordinary Course of Business” means the ordinary course of the business of the Company and its Subsidiaries as currently conducted, consistent in all material respects with past custom and practice of the Company and its Subsidiaries.

“Party” and “Parties” have the respective meanings ascribed to such terms in the introductory paragraph of this Agreement.

“Permitted Liens” means (a) mechanics’, materialman’s, workmens’, repairmen’s’, warehousemen’s, supplier’s, vendor’s, carrier’s and other similar Liens arising or incurred in the Ordinary Course of Business by operation of Law securing amounts that are not yet due and payable, (b) Liens for Taxes, assessments and other charges of Governmental Authorities not yet due and payable, (c) Liens arising under original purchase price conditional sales Contracts and equipment leases with third parties, (d) pledges or deposits to secure obligations under workers or unemployment compensation Laws or to secure other statutory obligations, (e) easements, covenants, conditions and restrictions of record affecting title to the Leased Real Property which do not or would not materially impair the use or occupancy of any Leased Real Property in the operation of the business conducted thereon as of the date of this Agreement, and (f) any zoning, or other governmentally established restrictions of encumbrances.

“Person” means any individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or other entity.

“Purchase Price” means $50,000,000.

“Sarbanes-Oxley Act” has the meaning set forth in Section 2.6(a).

“SEC” means the United States Securities and Exchange Commission, or any successor Governmental Authority.

“Securities Act” means the United States Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series A Certificate of Designation” has the meaning set forth in the Recitals to this Agreement.

“Series A Preferred Stock” has the meaning set forth in the Recitals to this Agreement.

“Series A Shares” has the meaning set forth in Section 1.1.

“Subsidiary” means, when used with respect to any Person, any other Person of which (a) in the case of a corporation, at least (i) a majority of the equity and (ii) a majority of the voting interests are owned or controlled, directly or indirectly, by such first Person, by any one or more of its Subsidiaries, or by any combination of such first Person and one or more of its Subsidiaries or (b) in the case of any Person other than a corporation, such first Person, one or more of its Subsidiaries, or such first Person and one or more of its Subsidiaries combined (i) owns a majority of the equity interests thereof and (ii) has the power to elect or direct the election of a majority of the members of the governing body thereof. As used in this Agreement, unless the context requires otherwise, references to a Subsidiary or Subsidiaries shall mean a Subsidiary or the Subsidiaries of the Company.

“Tax” or “Taxes” means (i) any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, unclaimed property or escheat (or similar), registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; (ii) any liability for or in respect of the payment of any amount of a type described in clause (i) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes; or (iii) any liability for or in respect of the payment of any amount described in clauses (i) or (ii) of this definition as a transferee or successor, by Contract or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement, the Series A Certificate of Designation, the Investor Rights Agreement, the Director Indemnification Agreement, the DR Systems Agreement and all other documents delivered or required to be delivered by any Party pursuant to this Agreement or any of the foregoing.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended and any similar or related Law.

Exhibit B

DR Systems Agreement

See Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed on March 3, 2015.

B-1

Exhibit C

Series A Certificate of Designation

See Exhibit 10.4 to the Company’s Current Report on Form 8-K as filed on March 3, 2015.

C-1

Exhibit D

Investor Rights Agreement

See Exhibit 10.5 to the Company’s Current Report on Form 8-K as filed on March 3, 2015.

D-1

Exhibit E

Director Indemnification Agreement

See Exhibit 10.20 to the Company’s Annual Report on Form 10-K as filed on February 27, 2015.

E-1

Exhibit F

Stockholder Proposals

1)             Approval of the removal of the Conversion Cap limitation with respect to the Conversion of our Series A Preferred Stock into shares of our Common Stock.

Because our Common Stock is listed on the NASDAQ Global Select Market, we are subject to the NASDAQ Listing Rules. NASDAQ Listing Rule 5635(a) requires shareholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. In addition, NASDAQ Listing Rule 5635(b) requires shareholder approval prior to any issuance or potential issuance of securities that will result in a change of control of an applicable listed company. This rule does not specifically define when a change of control is deemed to occur. However, NASDAQ suggests in its guidance that a change of control would occur, subject to certain exceptions, if after a transaction a person or an acquiring entity holds 20% or more of the voting power of the outstanding capital stock of an applicable listed company.

We are seeking shareholder approval in order to remove the Conversion Cap’s application to the conversion of our newly designated Series A Preferred Stock into shares of our Common Stock under certain circumstances. Absent such approval, the Series A Preferred Stock shall only be convertible into, in the aggregate, the number of shares of Common Stock equal to the Conversion Cap (which is described below) until such time as such shareholder approval is received.

2)             Approval of an amendment to the Certificate of Incorporation of the Corporation to allow holders of Preferred Stock to vote separately.

The Company will amend its Certificate to include the following provision:

Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation and subject to the rights of holders of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held of record by such holder on all matters submitted to a vote of the stockholders of the Corporation generally. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation in respect of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either as a separate series or together as a class with the holders of one or more such other series, to vote thereon pursuant to this Certificate of Incorporation.

F-1